EXHIBIT 99.1

For Immediate Release — May 7, 2012

For Information Contact:
Stephen M. Bianchi, President and CEO

Sioux Falls, South Dakota

Phone:  (605) 333-7556

HF Financial Corp. Announces Participation in

D.A. Davidson & Co. 14th Annual Financial Services Conference

SIOUX FALLS, SD, May 7 — HF Financial Corp. (NASDAQ: HFFC) today announced that members of its executive management team will present at the D.A. Davidson & Co. 14th Annual Financial Services Conference at the Bell Harbor Conference Center in Seattle, Washington on Thursday, May 10, 2012 at approximately 9:55 a.m. PT (11:55 a.m. CT).

The presentation may be accessed at http://wsw.com/webcast/dadco23/hffc, and will be archived and available through June 10, 2012.

About HF Financial Corp.

HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial services companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc.  As the largest publicly traded savings association headquartered in South Dakota, HF Financial Corp. operates with 32 offices in 19 communities, throughout Eastern South Dakota and one location in Marshall, Minnesota.  The Company operates a branch in the Twin Cities market as Infinia Bank, a Division of Home Federal Bank of South Dakota.  Internet banking is also available at www.homefederal.com.